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                              Subsidiaries of Registrant
                                     Exhibit 21


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
                                                 Date and % of
                                                 Voting Shares,
                                                  Partnership
                                                Interests, Voting
                                     Year &    Trust Certificates,
                                     State           Capital               Description of
       Name & Address                 Inc.         Contributions              Activity
       --------------                ------    ------------------       -------------------
 Home Federal Savings Bank            1934         6/29/94              Federally Chartered
 101 North Broadway                    MN      HMN owns 100% of         Stock Savings Bank
 Spring Valley, MN  55975                       voting shares

   Osterud Insurance Agency, Inc.     1983      Bank owns 100%          Offers credit life
   101 North Broadway                  MN                               and annuity products
   Spring Valley, MN  55975                                             to the Bank's
                                                                        customers and others

   MSL Financial Corporation          1983      Bank owns 100%          Offered annuity
   101 North Broadway                  IA                               products to
   Spring Valley, MN  55975                                             Marshalltown
                                                                        Financial

 Security Finance Corporation         1929         12/29/95             Corporation invests
 101 North Broadway                    MN      HMN owns 100% of         in securities and
 Spring Valley, MN  55975                      voting shares            loans

 HMN Mortgage Services, Inc.          1996         7/08/96              Mortgage Banking/
 9973 Valley View Road                 MN      HMN owns 100% of         Brokerage Office
 Eden Prairie, MN 55344                         voting shares

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